Exhibit 99.1

NEWS RELEASE

For Immediate Release

February 17, 2011

MAXWELL TECHNOLOGIES REPORTS 2010 FINANCIAL RESULTS

Ultracapacitor Sales Up 36%; Total Revenue Up 22% vs. Q409

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $34.2 million for its fourth quarter ended December 31, 2010, up 22 percent over the $28.0 million recorded in the same period in 2009. For fiscal year ended December 31, 2010, the company reported revenue of $121.9 million, up 20 percent over the $101.3 million recorded in fiscal 2009.

BOOSTCAP® ultracapacitor revenue increased by 36 percent, to $20.2 million in Q410, compared with $14.9 million for the same period last year. Sales of high voltage capacitor and microelectronics products totaled $14.0 million in Q410, up 7 percent from the $13.1 million recorded in Q409.

“Further penetration of the large and growing global wind energy and hybrid transit bus markets helped to drive a 56 percent increase in full year ultracapacitor sales, from $43.8 million in 2009 to $68.5 million in 2010,” said David Schramm, Maxwell’s president and chief executive officer. “We also generated the company’s first meaningful automotive revenue from Continental AG for the series production launch of PSA Peugeot Citroën’s stop-start idle elimination system in Europe, and we began to see more substantial contributions from backup power and other industrial electronics applications.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for the fourth quarter 2010 was $629,000, compared with an operating loss of $9.7 million in Q409. GAAP operating loss for the full year was $6.5 million, compared with $14.1 million in 2009. GAAP net loss for Q410 was $2.4 million or $0.09 per share, compared with a GAAP net loss of $10.0 million, or $0.39 per share, in Q409. GAAP net loss for the full year was $6.1 million, or $0.23 per share, compared with $22.9 million, or $0.94 cents per share in 2009. Fourth quarter operating loss and net loss comparisons are affected by:

•	A $9.3 million operating expense accrual in Q409 for the company’s estimate of payments required to settle charges arising from U.S. Foreign Corrupt Practices Act (FCPA) violations.

•

A non-cash loss of $1.3 million, or $0.05 per share, in Q410 vs. a non-cash gain of $1.9 million, or $0.07 per share, in Q409, based on the quarterly valuation of conversion features and warrants associated with convertible debentures issued in 2005.

•

Reclassification of assets from held for sale to held and used in Q410, including a $520,000 depreciation adjustment recorded in cost of revenue and an $880,000 asset impairment charge recorded in selling, general and administrative expense.

On a non-GAAP basis, the company reported an operating profit of $1.5 million in Q410 compared with an operating loss of $55,000 in the same period last year. Non-GAAP operating profit for the full year was $3.2 million compared with a non-GAAP operating loss of $1.5 million in 2009. Non-GAAP net income for Q410 was $1.1 million, or $0.04 per diluted share, compared with a net loss of $2.2 million or $0.09 per share in Q409. Non-GAAP net income for the full year was $1.3 million, or $0.05 per diluted share, compared with a net loss of $5.0 million or $0.21 per share in 2009. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

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MAXWELL TECHNOLOGIES REPORTS 2010 FINANCIAL RESULTS

GAAP gross margin was 37 percent in Q410, compared with 34 percent in Q409 and 39 percent in Q310. GAAP operating expenses, totaled approximately $13.1 million, or 38 percent of revenue in Q410, compared with $19.1 million, or 68 percent of revenue in Q409. Non-GAAP operating expenses totaled approximately $11.6 million, or 34 percent of revenue in Q410, compared with $9.6 million, or 34 percent of revenue in Q409. Cash, cash equivalents and restricted cash totaled $47.8 million as of December 31, 2010, compared with $40.1 million as of September 30, 2010. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Annual Report on Form 10-K with the Securities & Exchange Commission.

Outlook: “Considering the impact of the Chinese New Year holidays and historic seasonal softness, we expect first quarter revenue to be flat to slightly higher compared with that reported in the fourth quarter, but up substantially compared with Q110,” Schramm said. “For the full year, we expect top line growth to exceed the rate established in 2010, and steadily improving operating performance should enable the company to continue to be profitable on a non-GAAP basis at the operating income line.”

On January 31, 2011, the company announced that it had entered into settlement agreements with the U.S. Securities and Exchange Commission (SEC) and the U.S. Department of Justice (DOJ) with respect to charges asserted by the SEC and DOJ relating to the anti-bribery, books and records, internal controls, and disclosure provisions of the Foreign Corrupt Practices Act (the “FCPA”) and other securities law violations. To settle civil charges with the SEC, the company agreed to an injunction against further violations of the FCPA and paid $3.175 million as the first installment of a total of $6.35 million of profit disgorgement and prejudgment interest. The second installment of $3.175 million is due in the first quarter of 2012. To settle with the DOJ, the company will pay a total of $8.0 million in penalties, $3.5 million of which was paid upon execution of the settlement agreement. The remaining $4.5 million will be payable in equal $2.25 million installments in the first quarters of 2012 and 2013. As part of the settlement, the company entered into a three-year deferred prosecution agreement (DPA) with the DOJ. If the company remains in compliance with the terms of the DPA, at the conclusion of the term, the charges against the company will be dismissed with prejudice. The company also agreed to report periodically to the SEC and DOJ on its internal anti-bribery compliance program. The total of these settlement amounts of $14.4 million had been fully accrued by the company as of September 30, 2010.

Non-GAAP Financial Measures: The company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	expenses for matters related to the FCPA investigation;

•	gains or losses on embedded derivative and warrants, and

•	non-recurring fixed asset depreciation and impairment charges

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and diluted net income (loss) per share.

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MAXWELL TECHNOLOGIES REPORTS 2010 FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss fourth quarter financial results and the future outlook at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: http://phx.corporate-ir.net/phoenix.zhtml?c=94560&p=irol-calendar

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	general economic conditions in the markets served by the company’s products;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of the company’s reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://phx.corporate-ir.net/phoenix.zhtml?c=94560&p=irol-sec. All information in this release is as of February 17, 2011. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue	$34,228	$28,001	$121,882	$101,315
Cost of revenue	21,711	18,617	74,995	66,026

Gross profit	12,517	9,384	46,887	35,289
Operating expenses:
Selling, general and administrative	8,327	15,149	35,413	33,111
Research and development	4,768	3,889	17,736	15,955
Amortization of intangibles	51	86	233	353

Total operating expenses	13,146	19,124	53,382	49,419

Loss from operations	(629)	(9,740)	(6,495)	(14,130)
Interest expense, net	(44)	(52)	(188)	(254)
Amortization of debt discount and prepaid debt costs	(21)	(42)	(83)	(737)
Gain (loss) on embedded derivatives and warrants	(1,320)	1,924	2,341	(5,251)

Loss before income taxes	(2,014)	(7,910)	(4,425)	(20,372)
Income tax provision	350	2,065	1,631	2,540

Net loss	$(2,364)	$(9,975)	$(6,056)	$(22,912)

Net loss per common share:
Basic and diluted	$(0.09)	$(0.39)	$(0.23)	$(0.94)

Weighted average common shares outstanding:
Basic and diluted	26,486	25,890	26,234	24,457

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$39,829	$29,582
Restricted cash	8,000	—
Trade and other accounts receivable, net	27,141	20,485
Inventories, net	19,290	17,788
Prepaid expenses and other current assets	2,713	1,776

Total current assets	96,973	69,631
Property and equipment, net	20,129	17,080
Intangible assets, net	1,651	2,922
Goodwill	24,956	22,799
Pension asset	5,321	7,653
Restricted cash	—	8,000
Other non-current assets	781	734

Total assets	$149,811	$128,819

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,840	$23,672
Accrued warranty	449	588
Accrued employee compensation	6,079	4,615
Short-term borrowings and current portion of long-term debt	13,891	5,245
Stock warrants	—	2,465
Deferred tax liability	1,373	906

Total current liabilities	57,632	37,491
Deferred tax liability, long-term	519	1,097
Long-term debt, excluding current portion	2,228	11,452
Other long-term liabilities	762	787

Total liabilities	61,141	50,827

Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 27,182 and 26,321 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	2,715	2,633
Additional paid-in capital	238,419	224,575
Accumulated deficit	(163,870)	(157,814)
Accumulated other comprehensive income	11,406	8,598

Total stockholders' equity	88,670	77,992

Total liabilities and stockholders' equity	$149,811	$128,819

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Gross Profit Reconciliation:
GAAP gross profit		$12,517	$9,384	$46,887	$35,289
Stock-based compensation expense included in cost of sales	A	(6)	42	304	342
Amortization of intangible assets included in cost of sales	B	80	77	302	290
Impact of reclassification of assets from held for sale to held and used	E	520	—	520	—

Non-GAAP gross profit		$13,111	$9,503	$48,013	$35,921

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$13,146	$19,124	$53,382	$49,419
Stock-based compensation expense	A	(590)	(180)	(2,323)	(2,358)
Amortization of intangible assets	B	(51)	(86)	(233)	(353)
Accrual for settlements with the SEC and DOJ	C	—	(9,300)	(5,100)	(9,300)
Impact of reclassification of assets from held for sale to held and used	E	(880)	—	(880)	—

Non-GAAP total operating expenses		$11,625	$9,558	$44,846	$37,408

Income (Loss) From Operations Reconciliation:
GAAP loss from operations		$(629)	$(9,740)	$(6,495)	$(14,130)
Stock-based compensation expense	A	584	222	2,627	2,700
Amortization of intangible assets	B	131	163	535	643
Accrual for settlements with the SEC and DOJ	C	—	9,300	5,100	9,300
Impact of reclassification of assets from held for sale to held and used	E	1,400	—	1,400	—

Non-GAAP income (loss) from operations		$1,486	$(55)	$3,167	$(1,487)

Net Income (Loss) Reconciliation:
GAAP net loss		$(2,364)	$(9,975)	$(6,056)	$(22,912)
Stock-based compensation expense	A	584	222	2,627	2,700
Amortization of intangible assets	B	131	163	535	643
Accrual for settlements with the SEC and DOJ	C	—	9,300	5,100	9,300
Loss (gain) on embedded derivative and warrants	D	1,320	(1,924)	(2,341)	5,251
Impact of reclassification of assets from held for sale to held and used	E	1,400	—	1,400	—

Non-GAAP net income (loss)		$1,071	$(2,214)	$1,265	$(5,018)

Diluted Net Income (Loss) per Share Reconciliation:
GAAP diluted net loss per share		$(0.09)	$(0.39)	$(0.23)	$(0.94)
Stock-based compensation expense	A	0.02	0.01	0.10	0.11
Amortization of intangible assets	B	0.01	—	0.02	0.03
Accrual for settlements with the SEC and DOJ	C	—	0.36	0.20	0.38
Loss (gain) on embedded derivative and warrants	D	0.05	(0.07)	(0.09)	0.21
Impact of reclassification of assets from held for sale to held and used	E	0.05	—	0.05	—

Non-GAAP diluted net income (loss) per share		$0.04	$(0.09)	$0.05	$(0.21)

See notes on next page

Notes:

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cost of revenue	$(6)	$42	$304	$342
Selling, general and administrative	$471	91	2,095	$1,921
Research and development	$119	89	228	$437

Total stock-based compensation costs	$584	$222	$2,627	$2,700

(B)	Amortization of intangible assets associated with acquisitions.

(C)	Accrual for settlements with the Securities and Exchange Commission and Department of Justice.

(D)	Loss (gain) on embedded derivatives and warrants associated with the Company’s convertible debt.

(E)	The impact of the reclassification of assets from held for sale to held and used in the fourth quarter of 2010 includes a $520,000 depreciation adjustment recorded in cost of revenue, and an $880,000 asset impairment charge recorded in selling, general and administrative expense.